Exhibits 5 & 23(b)



                                December 17, 1998


Leggett & Platt, Incorporated
No. 1--Leggett Road
Carthage, MO  64836

        Re: Leggett & Platt, Incorporated 1989 Flexible Stock Plan Form S-8 Registration Statement
                Our File No.:  3-19-16

Gentlemen:

        As Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated (the "Company"), I have acted on its behalf in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") relating to 5,642,448 shares of the Company's Common Stock, $.01 par value (the "Shares"), and the Preferred Stock Purchase Rights (the "Rights") attached to the Shares, to be issued in accordance with the terms of the 1989 Flexible Stock Plan (the "Plan").

        In this connection, I have examined the following documents:

(i)	Copy of the Restated Articles of Incorporation of the Company;

(ii)	Copies of the Bylaws of the Company, as amended to date;

(iii)	Minutes of the meetings of the Board of Directors and Shareholders of the Company;

(iv)  	Copy of the Plan as amended through May 14, 1997; and

(v)   	The Registration Statement and all exhibits thereto.

        I have also examined such other documents as I deemed necessary to the expression of the opinion contained herein.

        Based upon the foregoing, I am of the opinion that:

(1)	The Company has been duly organized, validly existing and in good standing under the laws of the State of Missouri.

(2)	The Company has an authorized capitalization as set forth in the
        Registration Statement;

(3)  	The Plan has been duly created and adopted b the Board of
        Directors of the Company and has been duly approved by the Shareholders of the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

(4)  	The issuance of Shares pursuant to the Plan has been duly and validly authorized by the necessary corporate action; and

(5)  	The Shares when issued in accordance with the terms of the Plan will be validly issued, fully paid and assessable.

        I hereby consent to the use of my name in the Registration Statement and in the related Prospectus and to the use of this opinion as Exhibit 5 to the Registration Statement.

                                Sincerely,

                                LEGGETT & PLATT, INCORPORATED

                                /s/ ERNEST C. JETT

                                Ernest C. Jett
                                Vice President, General Counsel
                                and Secretary

ECJ/slk